Exhibit 99.1

Immunovant Provides Corporate Updates and Reports Financial Results for the Quarter Ended September 30, 2026

•IMVT-1402 600 mg met the primary endpoint of ACR20 response at Week 28 (92.5% vs. 75.6% placebo, p=0.0139) in Period 2 (randomized withdrawal design following open-label lead-in) of the potentially registrational trial in patients with difficult-to-treat rheumatoid arthritis (D2T RA)

•In exploratory analyses, ACR50 and ACR70 response rates for patients who remained on IMVT-1402 600 mg in Period 2 continued to increase, reaching 80.0% ACR50 and 52.5% ACR70 at Week 28

•FDA discussions planned for later this year to determine the path forward regarding the registrational program for IMVT-1402 in D2T RA

•In light of the evolving Sjögren’s disease (SjD) landscape and recent data in the field, we expect it is unlikely that we will advance IMVT-1402 further in SjD beyond the ongoing, fully enrolled Phase 2 trial

•All other clinical development timelines remain on track

•Roivant will host a live conference call and webcast at 8:00 a.m. ET on Monday, November 9, 2026

DURHAM, N.C. November 9, 2026 – Immunovant (Nasdaq: IMVT), a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases, today reported corporate updates and financial results for its second fiscal quarter ended September 30, 2026.

Recent Highlights and Upcoming Milestones:

Following the open-label lead-in in Period 1 of the potentially registrational trial in patients with D2T RA, where a total of 170 participants were enrolled to receive IMVT-1402 600 mg for 16 weeks, study participants meeting the criteria for an ACR20 response at Weeks 14 and 16 were eligible to advance to Period 2 of the trial. A total of 117 participants were included in the Period 2 efficacy analysis and randomized to IMVT-1402 600 mg (n=40), IMVT-1402 300 mg (n=36), or placebo (n=41). IMVT-1402 600 mg met the primary endpoint of ACR20 response at Week 28 (92.5% vs. 75.6% placebo, p=0.0139). Participants randomized to IMVT-1402 300 mg did not show a difference from placebo, with 75.0% maintaining an ACR20 response at Week 28 (p=0.9426). The secondary endpoints, change in Clinical Disease Activity Index (CDAI) and Simplified Disease Activity Index (SDAI) from Period 2 baseline to Week 28, numerically favored IMVT-1402 600 mg over placebo. Least squares mean CDAI changes (a decrease indicates improvement) were -0.3 for IMVT-1402 600 mg and +3.1 for placebo (p=0.1096), and least squares mean SDAI changes (a decrease indicates improvement) were +0.1 for IMVT-1402 600 mg and +3.5 for placebo (p=0.1299). In exploratory analyses, ACR50 response rates at Week 28 were 80.0% for IMVT-1402 600 mg vs. 56.1% for placebo (nominal p=0.0117), and ACR70 response rates were 52.5% vs. 36.6% (nominal p=0.1674); the trial was not powered to detect differences in these measures. IMVT-1402 was generally well tolerated in Period 2, with no serious adverse events, Grade 3 or higher treatment-emergent adverse events, or adverse events leading to treatment discontinuation reported in any arm. FDA discussions are planned for later this year to determine the path forward for the registrational program of IMVT-1402 in D2T RA.

In light of the evolving SjD landscape and recent data in the field, we expect it is unlikely that we will advance IMVT-1402 further in SjD beyond the ongoing, fully enrolled Phase 2 trial.
The Company expects to report topline data across potentially registrational trials of IMVT-1402 in Graves’ disease (GD) and myasthenia gravis (MG) in calendar year 2027. In calendar year 2028, topline data are expected for the potentially registrational trial of IMVT-1402 in chronic inflammatory demyelinating polyneuropathy (CIDP).

Financial Highlights for Fiscal Second Quarter Ended September 30, 2026:

Cash Position: As of September 30, 2026, Immunovant’s cash and cash equivalents totaled $722.3 million, providing runway to the potential commercial launch of IMVT-1402 in GD, based on our current operating plan.

Research and Development Expenses: Research and development (R&D) expenses were $85.0 million for the three months ended September 30, 2026, compared to $114.2 million for the three months ended September 30, 2025. The decrease was primarily due to the wind-down of activities for our batoclimab clinical trials and lower costs from activities related to our clinical trials of IMVT-1402, driven by the timing of contract manufacturing costs.

Non-GAAP R&D expenses were $78.5 million for the three months ended September 30, 2026, compared to $106.5 million for the three months ended September 30, 2025.

General and Administrative Expenses: General and administrative (G&A) expenses were $19.1 million for the three months ended September 30, 2026, compared to $17.5 million for the three months ended September 30, 2025, primarily due to higher investments in pre-commercial activities.

Non-GAAP G&A expenses were $12.4 million for the three months ended September 30, 2026, compared to $11.9 million for the three months ended September 30, 2025.

Net Loss: Net loss was $97.2 million ($0.47 per common share) for the three months ended September 30, 2026, compared to $126.5 million ($0.73 per common share) for the three months ended September 30, 2025. Net loss for the three months ended September 30, 2026 and September 30, 2025 included $13.3 million and $13.4 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $84.0 million for the three months ended September 30, 2026, compared to $113.3 million for the three months ended September 30, 2025.

Common Stock: As of September 30, 2026, there were 206,785,540 shares of common stock issued and outstanding.

Financial Highlights for Fiscal Six Months Ended September 30, 2026:

Research and Development Expenses: Research and development expenses were $227.6 million for the six months ended September 30, 2026, compared to $215.4 million for the six months ended September 30, 2025. The increase was primarily due to activities related to our clinical trials of IMVT-1402, including contract manufacturing costs, partially offset by lower overall costs as we wind-down our batoclimab clinical trials.

Non-GAAP R&D expenses were $213.8 million for the six months ended September 30, 2026, compared to $199.9 million for the six months ended September 30, 2025.

General and Administrative Expenses: General and administrative expenses were $36.8 million for the six months ended September 30, 2026, compared to $43.5 million for the six months ended September

30, 2025. The decrease was primarily due to lower personnel-related expenses and professional fees, partially offset by higher investments in pre-commercial activities.

Non-GAAP G&A expenses were $23.6 million for the six months ended September 30, 2026, compared to $27.2 million for the six months ended September 30, 2025.

Net Loss: Net loss was $250.5 million ($1.22 per common share) for the six months ended September 30, 2026, compared to $247.1 million ($1.43 per common share) for the six months ended September 30, 2025. Net loss for the six months ended September 30, 2026 and September 30, 2025 included $27.1 million and $31.9 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $223.4 million for the six months ended September 30, 2026, compared to $215.4 million for the six months ended September 30, 2025.

Non-GAAP Financial Measures: In addition to reporting the financial results in accordance with accounting principles generally accepted in the United States of America (GAAP), Immunovant reports certain financial results that differ from what is reported under GAAP. Immunovant believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Immunovant’s business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, Immunovant’s financial results prepared in accordance with GAAP. Other companies, including companies in Immunovant’s industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

About Immunovant, Inc.

Immunovant, Inc. is a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases and is a majority-owned subsidiary of Roivant (Nasdaq: ROIV). As a trailblazer in anti-FcRn technology, the Company is developing innovative, targeted therapies to meet the complex and variable needs of people with autoimmune diseases. For additional information on the Company, please visit immunovant.com.

Investor Conference Call Information

Roivant will host a live conference call and webcast at 8:00 a.m. ET on Monday, November 9, 2026.

To access the conference call by phone, please register online using this registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Immunovant website at https://www.immunovant.com/investors/news-events/ir-calendar. The archived webcast will be available on Immunovant’s website after the conference call.

Forward-Looking Statements
This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “can,” “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” “intend,” and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include statements regarding Immunovant’s progress towards developing IMVT-1402 across a broad range of indications; Immunovant’s expectations regarding the availability of results of clinical trials of IMVT-1402 and whether those results may be adequate to support registration; and the Company’s beliefs regarding the potential sufficiency of its cash runway. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: Immunovant may not be able to protect or enforce its intellectual property rights; initial results or other preliminary analyses or results of early clinical trials may not be predictive of final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidates, including the number and timing of the commencement of additional clinical trials; Immunovant’s scientific approach, clinical trial design, indication selection, regulatory strategy, and general development progress; future clinical trials may not confirm any safety, potency, or other product characteristics described or assumed in this press release; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of global factors, such as international trade tariffs, geopolitical tensions, and adverse macroeconomic conditions on Immunovant’s business operations and supply chain, including its clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval, and commercialization of IMVT-1402; Immunovant is at various stages of clinical development for IMVT-1402; and Immunovant will require additional capital to fund its operations and advance IMVT-1402 through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s Annual Report on Form 10-K filed with the SEC on May 20, 2026, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IMMUNOVANT, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$85,011	$114,249	$227,642	$215,449
General and administrative	19,144	17,513	36,836	43,537
Total operating expenses	104,155	131,762	264,478	258,986
Interest income, net	(6,897)	(5,604)	(13,992)	(11,941)
Other income, net	(12)	(250)	(16)	(1,437)
Loss before provision for income taxes	(97,246)	(125,908)	(250,470)	(245,608)
Provision for income taxes	—	594	—	1,507
Net loss	$(97,246)	$(126,502)	$(250,470)	$(247,115)
Net loss per common share – basic and diluted	$(0.47)	$(0.73)	$(1.22)	$(1.43)
Weighted-average common shares outstanding – basic and diluted	206,667,558	173,643,829	206,143,035	172,295,320

IMMUNOVANT, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	September 30, 2026	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$722,274	$902,110
Accounts receivable	138	1,133
Prepaid expenses and other current assets	37,634	45,576
Total current assets	760,046	948,819
Property and equipment, net	262	443
Other assets	659	7,752
Total assets	$760,967	$957,014
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,787	$7,541
Accrued expenses and other current liabilities	97,235	96,881
Total current liabilities	104,022	104,422
Total liabilities	104,022	104,422
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock, par value $0.0001 per share, 10,000 shares authorized, issued and outstanding at September 30, 2026 and March 31, 2026	—	—
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding at September 30, 2026 and March 31, 2026	—	—
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 206,785,540 shares issued and outstanding at September 30, 2026 and 500,000,000 shares authorized, 203,940,353 shares issued and outstanding at March 31, 2026	20	20
Additional paid-in capital	2,652,005	2,596,971
Accumulated other comprehensive income	519	730
Accumulated deficit	(1,995,599)	(1,745,129)
Total stockholders’ equity	656,945	852,592
Total liabilities and stockholders’ equity	$760,967	$957,014

IMMUNOVANT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

		Three months ended September 30,
	Note	2026	2025

Net loss:		$(97,246)	$(126,502)
Adjustments
Research and development:
Stock-based compensation	(1)	6,552	7,706
General and administrative:
Stock-based compensation	(1)	6,729	5,652
Estimated income tax impact from adjustments		—	(164)
Adjusted net loss (Non-GAAP)		$(83,965)	$(113,308)

		Three months ended September 30,
	Note	2026	2025

Research and Development Expenses		$85,011	$114,249
Adjustments:
Stock-based compensation	(1)	6,552	7,706
Adjusted research and development expenses (Non-GAAP)		$78,459	$106,543

		Three months ended September 30,
	Note	2026	2025

General and Administrative Expenses		$19,144	$17,513
Adjustments:
Stock-based compensation	(1)	6,729	5,652
Adjusted general and administrative expenses (Non-GAAP)		$12,415	$11,861

(1) Represents non-cash stock-based compensation expense

IMMUNOVANT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

		Six Months Ended September 30,
	Note	2026	2025

Net loss:		$(250,470)	$(247,115)
Adjustments
Research and development:
Stock-based compensation	(1)	13,806	15,571
General and administrative:
Stock-based compensation	(1)	13,249	16,297
Estimated income tax impact from adjustments		—	(122)
Adjusted net loss (Non-GAAP)		$(223,415)	$(215,369)

		Six Months Ended September 30,
	Note	2026	2025

Research and Development Expenses		$227,642	$215,449
Adjustments:
Stock-based compensation	(1)	13,806	15,571
Adjusted research and development expenses (Non-GAAP)		$213,836	$199,878

		Six Months Ended September 30,
	Note	2026	2025

General and Administrative Expenses		$36,836	$43,537
Adjustments:
Stock-based compensation	(1)	13,249	16,297
Adjusted general and administrative expenses (Non-GAAP)		$23,587	$27,240

(1) Represents non-cash stock-based compensation expense

Contacts:
Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com